UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2006
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)	33133 (Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Employment Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     Effective January 3, 2006, Spanish Broadcasting System, Inc. (the “Company”) entered into an employment agreement with Mrs. Hudson-Fernandez as the Company’s Chief Creative Officer (“CCO”) and Executive Vice President of our two television stations operating as one television operation, branded “MEGA TV”, serving the South Florida market, for a six month probationary period expiring July 2, 2006. At the end of the probationary period, unless the Company notified Mrs. Hudson-Fernandez of an option to renew her employment, her employment would be terminated. On June 22, 2006, the Company notified Mrs. Hudson-Fernandez of its option to renew her Employment Agreement effective July 2, 2006, for an additional period of two and a half years until January 2, 2009 (the “First Option”). After the expiration of the First Option, the Company at its option can renew her Employment Agreement for an additional one-year period, unless the Company provides notice of its intention not to renew. The Employment Agreement provides for an annual base salary of $300,000, subject to an increase to $500,000 based on the successful multi-market expansion of MEGA TV. Under the terms of the Employment Agreement, Mrs. Hudson-Fernandez is entitled to receive (i) an option to purchase 25,000 shares of Class A common stock, with 33% vesting immediately and the rest vesting ratably over a two-year period upon the successful multi-market expansion of MEGA TV, (ii) quarterly performance bonuses based on achieving certain ratings or rankings, and (iii) a one-time bonus of $50,000 upon the successful launch of viable new media units. Mrs. Hudson-Fernandez is also entitled to receive standard employee benefits provided to our management level employees, such as health and reimbursement of business related expenses.
     The description of the Employment Agreement set forth above is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.
     Following the termination of Mrs. Hudson-Fernandez probationary period, effective July 2, 2006, Mrs. Hudson-Fernandez became our CCO and Executive Vice President for MEGA TV. Mrs. Hudson-Fernandez is responsible for MEGA TV, as well as our new media unit, including the bilingual Internet portal, LaMusica.com. From 1997-2005, Mrs. Hudson-Fernandez served as Senior Vice President and Editorial Director of Cosmopolitan Television (a Hearst Entertainment and Syndication Group division), heading up the creation and development of the Cosmopolitan TV Networks. Mrs. Hudson-Fernandez led the research, development and creation of Cosmo TV, overseeing design of original programs, on-air packaging, promotions and program acquisitions, as well as the creation and production of original formats. Mrs. Hudson-Fernandez is an eight-time Emmy Award winning producer, writer and international television executive with over 20 years experience in both the U.S. broadcast and international cable TV industries. From 1992-1994, she was the Vice President of Programming and Production for the Telemundo Network. In addition, from 1985-1992, Mrs. Hudson-Fernandez held various production and executive positions with the Univision Network.

     The appointment of Mrs. Hudson-Fernandez to the position of CCO and Executive Vice President of MEGA TV was pursuant to an Employment Agreement, which is attached as Exhibit 10.1 and more fully described in Section 1.01 above and is incorporated herein by reference. None of Mrs. Hudson-Fernandez’s family members hold executive office or a seat on the board of directors. However, Donald Hudson, the brother of Mrs. Hudson-Fernandez, is employed by the Company as a local sales manager of our radio station WXDJ-FM, serving our Miami market. He was paid $301,369 based on salary and commissions earned during the fiscal year ended 2005.
     The Company’s press release announcing the appointment of Mrs. Hudson-Fernandez is attached hereto and incorporated herein by reference as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1 -	Employment Agreement dated as of November 21, 2005, effective January 3, 2006 between the Company and Cynthia Hudson-Fernandez.

99.1 -	Press Release of Spanish Broadcasting System, Inc., dated January 17, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
July 6, 2006	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

10.1 -	Employment Agreement dated as of November 21, 2005, effective January 3, 2006 between the Company and Cynthia Hudson-Fernandez.

99.1 -	Press Release of Spanish Broadcasting System, Inc., dated January 17, 2006.

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